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                                                                      EXHIBIT 21
                                                                      ----------

                         SUBSIDIARIES OF THE REGISTRANT

                                                                Jurisdiction
             Subsidiaries (a)                                   of Incorporation
             ----------------                                   ----------------

Victoria's Secret Stores, Inc. (b)                              Delaware
Cacique, Inc. (c)                                               Delaware
Victoria's Secret Catalogue, Inc. (d)                           Delaware
Bath & Body Works, Inc. (e)                                     Delaware
Gryphon Development, Inc. (f)                                   Delaware
Intimate Brands Service Corporation (g)                         Delaware



(a) The names of certain subsidiaries are omitted since such unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of February 1, 1997.

(b) Victoria's Secret Stores, Inc. is a wholly-owned subsidiary of Victoria's Secret Stores Holding Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.

(c) Cacique, Inc. is a wholly-owned subsidiary of Cacique Holding Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.

(d) Victoria's Secret Catalogue, Inc. is a wholly-owned subsidiary of Victoria's Secret Catalogue Holding Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.

(e) Bath & Body Works, Inc. is a wholly-owned subsidiary of Bath and Body Works Holding Corporation, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant.

(f) Gryphon Development, Inc. is a wholly-owned subsidiary of the Gryphon Holding Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.

(g) Intimate Brands Service Corporation is a wholly-owned subsidiary of the registrant.